[RAMIREZ INTERNATIONAL LETTERHEAD]

Ramirez International
2100 S.E. Main Street
Suite 101
Irvine, CA 92614

August 25, 2003

Securities and Exchange Commission
Washington, DC, 20549

Re:       SKTF Enterprises, Inc.
Commission File No. 000-49688

Dear Sir/Madam:

We have read Item 4 of the Form 8-K of SKTF Enterprises, Inc., dated August 25, 2003, and agree with the statements concerning our firm contained therein.

Very truly yours,

/s/ Ramirez International

RAMIREZ INTERNATIONAL